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                                                                      EXHIBIT 21


List of Subsidiaries


                                              STATE OR OTHER
                                              JURISDICTION OF
                 NAME                          INCORPORATION
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
Printronix Nederland B.V                      The Netherlands
Printronix Latinoamericana, S.A de C.V.       Mexico
Printronix Deutschland Gmbh                   Germany
Printronix Schweiz GmbH                       Switzerland
Printronix Limited                            Cayman Islands
Printronix Luxembourg S.a.r.l                 Luxembourg
Printronix France S.a.r.l                     France
Printronix Singapore Pte. Ltd.                Singapore
Printronix Asia Pte. Ltd.                     Singapore
Printronix Printer (Shenzhen) Co., Ltd.       China
Printronix U.K. LTD                           United Kingdom
RJS Systems International                     California